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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

The undersigned directors of Ground Round Restaurants, Inc. severally constitute and appoint each of Michael R. Jorgensen and Robin L. Moroz, and each of them individually, their attorneys-in-fact and agent, with full power of substitution for them in any and all capacities, to sign for them and in their names, the Annual Report on Form 10-K of Ground Round Restaurants, Inc. required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended October 2, 1994, and any amendments thereto filed under cover of Form 8 or otherwise, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority or body, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with said Annual Report and any amendment thereto, as fully as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Executed this 12th day of December, 1994.

/s/ Michael P. O'Donnell
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Michael P. O'Donnell

/s/ J. Eric Hanson
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J. Eric Hanson

/s/ Robert E. Lee
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Robert E. Lee

/s/ David J.P. Meachin
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David J.P. Meachin

/s/ Stanley J. Moss
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Stanley J. Moss

/s/ Thomas J. Russo
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Thomas J. Russo

/s/ Daniel R. Scoggin
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Daniel R. Scoggin